EX‑35.7

(logo) LNR

Partners, LLC

ANNUAL STATEMENT OF COMPLIANCE

OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

·         A review of the activities performed by the Special Servicer during the period commencing on January 1, 2014 and ending on December 31, 2014 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

·         To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,

a Florida limited liability company

By:          /s/ Job Warshaw

                Job Warshaw

                President

Dated: February 23, 2015

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

JPMBB 2013-C12

JPMBB Commercial Mortgage Securities Trust 2013-C12, Commercial Mortgage Pass Through

Certificates, Series 2013-C12

J.P. Morgan Chase Commercial Mortgage Securities Corp.,

383 Madison Avenue, 32nd Floor

New York NY 10179

Bianca A. Russo

J.P. Morgan Chase Commercial Mortgage Securities Corp.,

383 Madison Avenue, 31st Floor

New York NY 10179

Kunal K. Singh

Kroll Bond Rating Agency, Inc.,

845 Third Avnue, 4th Floor

Attention: CMBS Surveillance

New York NY 10022

General Contact

Moody’s Investor Service, Inc.

7 World Trade Center

250 Greenwich Street

New York NY 10007

Sandra M. Ruffin

Standard & Poor’s Rating Services

Attention: Commercial Mortgage Surveillance

Standard & Poor’s

55 Water Street

New York NY 100041

General Contact

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

ATTN: JPMBB 2013-C12

Columbia MD 21045 1951

Corporate Trust (CMBS)

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

Columbia MD 21045

Group Notices

Wells Fargo Bank, N.A.

9062 Old Annapolis Road

MAC N2702-011

Columbia MD 21045-1951

Josh Grimard